Exhibit 99.1

Charys Holding Company, Inc. Issues Shareholder Letter

ATLANTA -- July 6, 2006 -- Charys Holding Company, Inc. ("Charys")(OTC Bulletin Board: CHYS), a leader in the Integrated Infrastructure & Communications services market focusing on the Data/Communication Network segment, today issued a letter to all stakeholders in the Company. The letter, included below in its entirety comes from the Chairman and CEO of Charys Holding Company, Inc., Billy V. Ray, Jr.

To our Shareholders, Investors, Management, Employees and Consultants:

As we close out our second full year of operations I would like to take this opportunity to express my sincere appreciation to all the "good people doing the good things" who have allowed Charys to maintain the momentum that began a mere twelve months ago. The support and effort of the Charys Stakeholders has been the driving force behind these accomplishments.

This is also an appropriate time to summarize the accomplishments of fiscal year (FY) 2006 that ended April 30, 2006 and to provide some insight and clarity into the evolving business strategy of Charys and our subsidiaries.

At the beginning of FY 2006, Charys consisted of two operating subsidiaries that had generated approximately $20 million in trailing twelve- month revenues. (Please note: Charys did not own these operating entities for the full twelve-month period.) By the end of 2006, we had acquired several new subsidiaries including Viasys Services, Inc., Method IQ, Inc., AEON Technologies, Inc., LFC, INC., C&B Services, Inc., Digital Construction Services, Inc. and we had created Ayin Tower Management Services, Inc. Thus, by April 30, 2006 all of our subsidiaries combined generated trailing twelve- month revenues of approximately $365 million and EBITDA of $86 million for that same period. (Charys did not own all of these operating entities for the full twelve months.)

With the addition of the recently announced acquisitions of Complete Tower Solutions, Inc., Mitchell Site Acquisition, Inc. and the related 53 towers located in Louisiana -- subject to the successful completion of the required financing associated with these transactions -- the trailing twelve-month revenue would have been in excess of $450 million and EBITDA would have surpassed $106 million, had Charys owned these entities during the entire period.

Having successfully executed our business strategy in FY 2006, Charys now finds itself with a broad range of commercial and governmental customers in the Data/Communication Business Service Industry Segment to which we can offer our services. Additionally, we can offer a wider array of value added services to our existing customer base while taking advantage of our growing reputation as a trusted advisor/provider in the market. Consequently, as we develop the cross-selling culture among our operating units, we expect our organic growth to accelerate rapidly.

Through the five platforms that we have developed, Charys now provides Technology Integration and Implementation Services on Data/Communication Networks; Design Engineering Construction and Maintenance of Data/Communication Networks; Disaster Remediation and Recovery of Data/Communication Networks; Build-to-Suit and Acquisition of Data/Communication Networks; and the sale of Data/Communication Network Products/Services. This array of services and products puts Charys in a position to respond to every aspect of the Data/Communication Network needs of our customer base. When a new or existing customer wants to build or implement a new technology, we have the skill sets and resources to provide those services. When our customers want to take advantage of the cash flow savings of a build-to-suit strategy, we provide that alternative. When our customers' data/communication needs are the greatest -- after a disaster/catastrophe -- we have the ability to get them back operating with reduced business interruption.

While our position at the end of fiscal '06 is very positive and encouraging, getting there has been an adventure in and of itself. Each step has been a test of the resourcefulness and determination of the Charys team members. Our second and third acquisitions were both turnaround opportunities, which came with all the bells and whistles you would expect. Through the restructuring of the Frost debt, monetization of the real estate in both Viasys and CCI, and strengthening of the management of these two operations, our team has been able to make these entities positive contributors to the performance of Charys. With the addition of Method IQ in the third quarter for fiscal year 2006 and the quick turnaround of Viasys, our third quarter results showed revenues of $21,769,487 and EBITA of $1,157,727 and fully diluted EPS of $.02. With the addition of AEON Technologies in the fourth quarter of 2006 and the operational improvement at CCI during the quarter, we anticipate similar revenue and EBITA levels to be achieved for our quarter ending April 30, 2006. The acquisition of C&B, LFC, and Digital Construction Services will significantly impact our first quarter for fiscal 2007, ending July 31, 2006.

Charys has also just announced that we will acquire Digital Integration Systems, Inc. ("DIS"). DIS is a newly formed company focused on the residential installation of satellite and cable services as well as the sale and installation of technology and structured wiring in newly constructed homes nationwide. Currently, DIS has five of the top companies in their field under Letters of Intent, with anticipated closings during Charys' fiscal second quarter.

As we move forward into fiscal 2007, Charys has strategically completed several acquisitions that serve the broader communications and infrastructure marketplace with clients such as McCloud Regional Medical Center, SBC Communications, Casino Magic Resorts, Burroughs & Chapin, BellSouth, Abercrombie & Fitch, Bridgestone, Cooper Tires, Regions Bank, and a host of municipalities and governmental agencies. Considering the Company's diverse and dynamic customer base, the conglomeration of our various operating companies affords significant up-selling and cross-selling opportunities that enable Charys to become a one-stop total solutions provider for our respective customers' data and communications infrastructure, engineering and support needs. In addition, we anticipate that these combined Charys resources will generate cost synergies and operating efficiencies that will be realized in the near future, in the form of further revenue growth and increased profitability.

Charys' management and team members are extremely dedicated to creating a dynamic company that will be a leader in the burgeoning integrated communications market and the resurgence of the telecom era. We're committed to increasing shareholder value by growing the business both organically and through specifically targeted strategic acquisitions, while keeping a tight reign on costs. We thank you as our valued shareholders, prospective shareholders and strategic partners, and we appreciate the time that you have taken out of your busy day to learn more about Charys.

A conference call that will serve as a Charys "Corporate Update" is scheduled for Monday, July 10, 2006. Details of the call, including the dial-in telephone number, will be made public in a separate announcement.

Thank you!

Billy V. Ray, Jr.

CEO and Chairman

Charys Holding Company, Inc.

About Charys Holding Company, Inc.

Headquartered in Atlanta, Georgia, Charys Holding Company, Inc. (OTC Bulletin Board: CHYS) is a publicly traded company focusing on the fragmented and underserved segment referred to as The Integrated Infrastructure Services Segment. This segment varies widely in scope, but is fundamentally focused on upgrading the underpinning, infrastructure, and back office operations of the telecommunication, cable, electric, and Internet industries serving consumers, businesses and government entities. Charys' principle strategy is to acquire, through mergers and acquisitions, companies that support this underserved segment. Charys subsidiaries include: Viasys Services, Inc, Personnel Resources of Georgia, Inc., Method IQ, Inc., Charys Technology Group, Inc., CCI Telecom, Inc., Ayin Holding Company, Inc. and most recently, Crochet & Borel Services, Inc. For more information about Charys visit http://www.charys.com.

NOTE: The names of actual companies and products mentioned herein may be the trademarks of their respective owners.

Some statements in this release, including statements regarding management's expectations for future financial results and access to capital markets, are forward-looking statements. Investors are cautioned that these forward-looking statements regarding Charys Holding Company, Inc., its operations and its financial results involve risks and uncertainties, including without limitation risks of accessing capital markets on terms acceptable to Charys, downturns in economic conditions generally and in the telecommunications and data communications markets; risks in product development and market acceptance of and demand for Charys products; risks of failing to attract and retain key managerial and technical personnel; risks associated with competition and competitive pricing pressures; risks associated with investing in new businesses; risks related to intellectual property rights and litigation; risks in technology development and commercialization.

Contact:

Charys Holding Company, Inc.

M. Ralph DeLucia

678-443-2307

Fax: 678-443-2320

rdelucia@charys.com

or

Investor Relations:

Corporate Evolutions, Inc.

Fred Lande

516-482-6565

Fax: 516-482-6099

info@corporateevolutions.com

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